Exhibit (a)(5)(F)

TRUSTEE LETTER TO PARTICIPANTS IN

THE MEADWESTVACO CORPORATION SAVINGS AND EMPLOYEE STOCK

OWNERSHIP PLAN FOR SALARIED AND NON-BARGAINED HOURLY EMPLOYEES

OR

THE MEADWESTVACO CORPORATION SAVINGS AND EMPLOYEE STOCK

OWNERSHIP PLAN FOR BARGAINED HOURLY EMPLOYEES

May 10, 2005

RE:    Offer to Purchase Common Stock of MeadWestvaco Corporation

TO: Participants	in the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Hourly Employees or the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees (the “Plan” or “Plans”)

Dear Participant:

You have received the following materials in this mailing:

(a) Letter from MeadWestvaco’s Chairman and CEO.

(b) Offer to Purchase, dated May 10, 2005.

(c) Letter of Transmittal.

(d) Letter from the Administrator of the Plans.

(e) Instruction Form (yellow form).

(f) Q & A with respect to Tender Rights of Participants in the Plans.

As explained more fully in the Letter from the Administrator of the Plans, if you wish to tender any portion of your Plan shares, you must return the enclosed Instruction Form to The Northern Trust Company at the address or fax number provided so that it is received no later than 5:00 p.m., New York City time, on Tuesday, June 7, 2005. Based on the properly completed Instruction Forms received by the deadline, all Plan participant instructions will be combined and submitted in one or more Letters of Transmittal, as necessary, on behalf of all participants in the Plans who timely elected to tender all or a portion of their Plan shares.

Because the terms and conditions of the Letter of Transmittal will govern the tender of Plan shares held in accounts under the Plans, you should carefully read the Letter of Transmittal, Letter from the Administrator of the Plans, the Offer to Purchase, the Q & A with respect to Tender Rights of Participants in the Plans (the “Q&A”), and the Letter from MeadWestvaco’s Chairman and CEO. The Letter of Transmittal, however, is furnished to you for your information only and cannot be used by you to tender Plan shares that are held in your Plan account. You must use the attached yellow Instruction Form to properly tender Plan shares that are held in your Plan account. If you hold MeadWestvaco shares outside of a Plan and wish to tender those shares as well as Plan shares held in your Plan account, you must comply with the procedures described in the Letter of Transmittal and the Offer to Purchase for your shares outside of the Plan, and submit a completed yellow Instruction Form for Plan shares you hold in your Plan account. You should also read the Offer to Purchase and the Q & A carefully before making any decision regarding the tender offer.

NOTE: YOU MUST COMPLETE AND SIGN THE YELLOW INSTRUCTION FORM IF YOU WANT TO TENDER ANY MEADWESTVACO SHARES ALLOCATED TO YOUR PLAN ACCOUNT IN ONE OF THE PLANS. IF YOU DO NOT SIGN THE INSTRUCTION FORM, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED AND YOU WILL FAIL TO HAVE TENDERED ANY OF THE MEADWESTVACO SHARES HELD FOR YOUR BENEFIT IN THE PLANS.

PLEASE RETURN THE YELLOW INSTRUCTION FORM TO THE NORTHERN TRUST COMPANY AT THE ADDRESS BELOW. A PRE-ADDRESSED REPLY ENVELOPE IS PROVIDED WITH YOUR TENDER MATERIALS. THE NORTHERN TRUST COMPANY MUST RECEIVE YOUR INSTRUCTION FORM BY 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JUNE 7, 2005.

The Northern Trust Company, Trustee

P.O. Box 1997

New York, New York 10117-0024

IN AN EMERGENCY, YOU MAY OVERNIGHT YOUR INSTRUCTION FORM TO THE TRUSTEE’S TABULATION AGENT, ELLEN PHILIP ASSOCIATES, AT 134 WEST 26th STREET, NEW YORK, NY 10001, OR FAX YOUR INSTRUCTION FORM TO ELLEN PHILIP ASSOCIATES, AT (212) 645-8046.

YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

IMPORTANT:

BY SIGNING THE ATTACHED INSTRUCTION FORM AND SUBMITTING IT TO THE NORTHERN TRUST COMPANY, YOU ARE AGREEING TO ALL OF THE TERMS OF THE INSTRUCTION FORM AND TO THE FOLLOWING STATEMENTS:

1) You are the Plan participant or beneficiary whose account is described in this Instruction Form and accompanying Letter from the Administrator of the Plans to the participants in the Plans.

2) As explained in the accompanying Letter from the Administrator of the Plans, this Instruction Form is being sent to you in connection with a tender offer by MeadWestvaco to purchase up to 16,000,000 shares of its common stock, par value $0.01 per share, including the associated preferred stock purchase rights (such shares, together with such rights, herein referred to as the “shares”). The terms of the tender offer are set forth in the Offer to Purchase, dated May 10, 2005, and the Letter of Transmittal. You understand that:

a. The tender offer is for 16,000,000 shares, constituting approximately 7.8% of MeadWestvaco’s outstanding shares of common stock.

b. Tendering participants will not be obligated to pay any brokerage commissions fees or solicitation fees to MeadWestvaco or to the dealer manager, depositary or information agent of the tender offer.

c. Tendering participants will not be obligated to pay any stock transfer taxes on MeadWestvaco’s purchase of their Plan shares, except as set forth in the Offer to Purchase and the Letter of Transmittal (see instruction 10 to the Letter of Transmittal).

d. IF YOU WISH TO TENDER PORTIONS OF YOUR PLAN SHARES AT DIFFERENT PRICES, YOU MUST IDENTIFY THE PERCENTAGE OF YOUR PLAN SHARES YOU WISH TO TENDER AT EACH SPECIFIC PRICE YOU WISH TO INSTRUCT THE TRUSTEE TO TENDER YOUR PLAN SHARES UNDER OPTION B OF THE YELLOW INSTRUCTION FORM.

e. Neither MeadWestvaco nor any member of its Board of Directors, nor the dealer manager, the information agent, the Trustee or any other fiduciary of the Plans makes any recommendation to you as to whether you should instruct the Trustee to tender your shares and if so, how many shares to tender and at what purchase price or prices, if any, you should instruct the Trustee to tender your shares. YOU MUST MAKE YOUR OWN DECISION AS TO (A) WHETHER TO INSTRUCT THE TRUSTEE TO TENDER ANY PLAN SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND (B) WHETHER YOU WISH TO SPECIFY A PURCHASE PRICE OR

PURCHASE PRICES FOR THE PLAN SHARES YOU WISH TO TENDER AND IF SO, WHAT THAT PURCHASE PRICE OR THOSE PURCHASE PRICES SHOULD BE. As discussed in section 11 of the Offer to Purchase, MeadWestvaco’s directors and executive officers have indicated that they do not intend to tender any of their own shares in this tender offer.

3) You must ensure receipt of the yellow Instruction Form by the Trustee no later than 5:00 p.m., New York City Time, on Tuesday, June 7, 2005, unless the tender offer is extended. If the tender offer is extended, you must ensure receipt of the Instruction Form by the Trustee NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT IS ONE (1) NEW YORK STOCK EXCHANGE TRADING DAY BEFORE THE RESCHEDULED EXPIRATION DATE. A pre-addressed envelope is enclosed for your convenience.

4) The method of delivery of the Instruction Form is entirely your choice and at your own risk. This Instruction Form will be validly delivered only when actually received by the Trustee. If delivery is by mail, we recommend registered mail with return receipt. In all cases, you should allow ample time to ensure timely delivery.

5) You understand that the Trustee has the sole authority under the Plans to make the instruction described herein. However, under the terms of the Plans, each participant or beneficiary, including you, is designated a “named fiduciary” for purposes of making a decision as to whether to offer the shares allocated to your account under the Plan for sale in accordance with the terms of the tender offer. You understand that, because you are designated a “named fiduciary” for tender offer purposes under your Plan, the Trustee is required to follow your validly delivered instruction, provided they are in accordance with the terms of the Plan in question and are not inconsistent with its responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Fiduciaries under ERISA (including persons designated “named fiduciaries”) are required to act prudently, solely in the interests of the Plan participants and beneficiaries, and for the exclusive purpose of providing benefits to Plan participants and beneficiaries. As a “named fiduciary” you are entitled to instruct the Trustee whether to tender all or a portion of the equivalent shares of MeadWestvaco common stock allocated to your Plan account under your Plan as of the expiration date of the tender offer. Note: Any shares representing company matching contributions that are not eligible for diversification under the Plan’s rules are not eligible “Plan shares” under this tender offer and therefore may not be tendered by you in the tender offer. BY SIGNING, DATING AND RETURNING THE INSTRUCTION FORM YOU ACCEPT THIS DESIGNATION UNDER THE PLAN AS A “NAMED FIDUCIARY” AND UNDERSTAND THAT YOU SHOULD EXERCISE YOUR INSTRUCTION RIGHTS IN A PRUDENT MANNER.

6) By indicating the percentage or percentages of Plan shares you wish to tender in the appropriate box, you are instructing the Trustee to cause all or a portion of the shares allocated to your Plan account to be offered for sale, as and at the price(s) indicated, in the tender offer.

7) All instructions received by the Trustee to tender the shares allocated to your Plan account will be held in strict confidence and will not be disclosed to any person associated with MeadWestvaco, including employees, officers and directors of MeadWestvaco, except and only to the extent required by law.

8) By signing, dating and returning the Instruction Form, you acknowledge receipt of the Offer to Purchase, dated May 10, 2005, and the Letter of Transmittal. If you need additional copies of the Offer to Purchase and/or the Letter of Transmittal, you may obtain them by calling Georgeson Shareholder Communications Inc., at 800-279-9314 (call toll-free).

9) You understand that all authority conferred or agreed to be conferred in the Instruction Form will be binding on your successors, assigns, heirs, executors, administrators and legal representatives.

10) You may revoke any instruction to tender shares until 5:00 p.m., New York City time, on Tuesday, June 7, 2005, unless MeadWestvaco extends the tender offer (in which case you may revoke the instruction until 5:00 p.m., New York City time, on the date that is one (1) New York Stock Exchange trading day before the rescheduled expiration date). You may make a new instruction by submitting to the Trustee a later-dated yellow Instruction Form before the expiration of the instruction period. See Q&A, Items 11 and 12.

11) To revoke an instruction, you must submit a later-dated written notice of revocation to the Trustee by 5:00 p.m., New York City time, on Tuesday, June 7, 2005, unless MeadWestvaco extends the tender offer. The notice of revocation must:

a. specify the name of the participant or beneficiary who has made the instruction that is being revoked, the participant’s or beneficiary’s social security number, and the name of such participant’s or beneficiary’s Plan; and

b. be signed by the participant or beneficiary in the same manner as the original signature on the yellow Instruction Form by which the instruction that is being revoked was made.

12) If MeadWestvaco has not accepted for purchase the Plan shares in your Plan account that you tendered using the yellow Instruction Form, you may withdraw your shares at any time after 12:00 midnight, New York City time, on Wednesday, July 6, 2005.

THE NORTHERN TRUST COMPANY

May 10, 2005

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